UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2024

V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(720) 778-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
4.125% Senior Notes due 2026	VFC26	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
4.250% Senior Notes due 2029	VFC29	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.  Completion of Acquisition or Disposition of Assets.
On October 2, 2024, V.F. Corporation ("VF") filed a Current Report on Form 8-K (the "Original 8-K") to disclose that, among other things, the previously announced sale of its Supreme® brand business ("Supreme") was completed on October 1, 2024.
In the Original 8-K, VF indicated that the pro forma financial information required by Item 9.01(b) of Form 8-K would be filed no later than October 7, 2024, which is the fourth business day following completion of the Supreme sale. This Current Report on Form 8-K (the "Current Report") is being filed to provide such pro forma financial information.

Item 9.01.  Financial Statements and Exhibits.
(b) Unaudited Pro Forma Condensed Consolidated Financial Information
The following unaudited pro forma condensed consolidated financial statements of VF reflecting the sale of Supreme are filed as Exhibit 99.1 to this Current Report and are incorporated herein by reference:
•Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 29, 2024;
•Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended June 29, 2024 and for the years ended March 30, 2024, April 1, 2023 and April 2, 2022;
•Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.
(d) Exhibits.

Exhibit No.	Description

99.1	V.F. Corporation Unaudited Pro Forma Condensed Consolidated Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
(Registrant)

		By:	/s/ Paul Vogel
Paul Vogel
Executive Vice President and Chief Financial Officer

Date:	October 3, 2024